Exhibit 10(r)
POTASH CORPORATION OF SASKATCHEWAN INC.
AMENDMENT TO THE
SUPPLEMENTAL EXECUTIVE RETIREMENT INCOME PLAN
     WHEREAS, the Potash Corporation of Saskatchewan Inc., a corporation organized under the laws of Canada (the “Corporation”), established the Supplemental Executive Retirement Income Plan on May 9, 1991, which was most recently amended and restated as of May 11, 2000 and subsequently amended on February 27, 2003, March 22, 2004 and February 23, 2009 (the “Supplemental Plan”);
     WHEREAS, the Corporation now desires to amend the Supplemental Plan to incorporate a new formula for computing Executives’ benefits under the Supplemental Plan with respect to services performed on and after January 1, 2011;
     NOW, THEREFORE, the Supplemental Plan is hereby amended, effective as of January 1, 2011, as follows (the “Amendment”):
     1. Paragraph 6 of the Supplemental Plan is hereby amended in its entirety to read as follows:
“6.	The annual supplemental retirement benefit payable under the Supplemental Plan, if any, shall be calculated as of the date of the executive’s termination of employment (or death, if earlier) as follows:
a.	the sum of i), ii) and iii), where:
i)	is equal to 2% of the executive’s average three highest calendar years’ earnings, multiplied by
the executive’s years (including partial years calculated to the last full month completed) of Continuous Service (as defined under the Potash Corporation of Saskatchewan Inc. Pension Plan (the “Pension Plan”)) up to a maximum of 35 years, to the extent that such Continuous Service was completed before July 1, 2009;

ii)	is equal to 2% of the executive’s average earnings for the three consecutive calendar years during which the executive’s earnings were the highest, multiplied by

the executive’s years (including partial years calculated to the last full month completed) of Continuous Service up to a maximum of 35 years, provided that (A) such Continuous Service was completed on and after July 1, 2009 but before January 1, 2011, and (B) the sum of the years of Continuous Service taken into account under section (a)(i) and this section (a)(ii) does not exceed 35; and

iii)	is equal to 1.5% of the executive’s average earnings for the three consecutive calendar years during which the executive’s earnings were the highest, multiplied by
the executive’s years (including partial years calculated to the last full month completed) of Continuous Service up to a maximum of 35 years, provided that (A) such Continuous Service was completed on and after January 1, 2011, and (B) the sum of the years of Continuous Service taken into account under sections (a)(i) and (a)(ii) and this section (a)(iii) does not exceed 35;
MINUS
b.	the annual retirement benefit which can be provided with the sum of (i) the balance of the executive’s account under the Pension Plan attributable to employee contributions made to such plan by the executive as of December 31, 2010, adjusted on and after January 1, 2011 for its allocable share of earnings through the date of the executive’s termination of employment or death, as the case may be, and (ii) the executive’s account balance under the Pension Plan attributable to employer contributions made to the Pension Plan by the Corporation and/or its subsidiaries or affiliates on behalf of the executive (and earnings thereon through the date of the executive’s termination of employment or death, as the case may be).”
     2. A new paragraph 12 is hereby added to the Supplemental Plan to read as follows:
“12.	The Corporation has reserved the power to amend or terminate this Agreement in whole or in part at any time, in its sole discretion and without the consent of any executive, his or her beneficiary or any other individual, except as may be otherwise expressly provided with respect to an executive in an applicable individual agreement.”
     3. In all other respects the Supplemental Plan remains unchanged.
IN WITNESS WHEREOF the Corporation has executed this Amendment this 29th day of December, 2010.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ Barbara Jane Irwin